 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 13, 2017

Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective February 13, 2017, Windtree Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) and a Registration Rights Agreement (“Registration Rights Agreement”) with select institutional investors (“Investors”), whereby the Company agreed to issue and sell to the Investors an aggregate of 7,049 Series A Convertible Preferred Stock units (the "Units") at a price per Unit of $1,495, for an aggregate purchase price of approximately $10.5 million (the “Offering”). Each Unit consists of: (i) one share of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company ("Preferred Shares"); and (ii) 1,000 Series A-1 Warrants ("Warrants") to purchase one share of Common Stock") ("Warrant Shares") at an exercise price equal to $1.37 (the "Exercise Price"). Each Preferred Share may be converted at the holder's option at any time into 1,000 shares (the “Conversion Shares”) of common stock, par value $0.001 per share, of the Company ("Common Stock") at $1.37 per share (the “Conversion Price”). The Warrants may be exercised beginning six months after the date of issuance and through the seventh anniversary of the date of issuance. The Preferred Shares and the Warrants may not be converted or exercised to the extent that the holder thereof would, following such exercise or conversion, beneficially own more than 9.99% (or other lesser percent as designated by each holder) of the Company’s outstanding shares of Common Stock. The Preferred Shares and Warrants also contain customary provisions that adjust the Conversion Price or Exercise Price and the number of shares of common stock into which the Preferred Shares and Warrants are convertible or exercisable in the event of a corporate transaction. In addition to the Offering, the SPA also provides that, until February 13, 2018, the Investors shall be entitled to participate in the Company's subsequent bona fide capital raising transactions.

The Company conducted the Offering pursuant to Rule 506(b) and Section 4(2) of the Securities Act of 1933. The closing for the purchase of the Units occurred on Wednesday, February 15, 2017. The Offering was made to select investors directly without an underwriter or broker. The Company received approximately $10.5 million net proceeds from this Offering, including extinguishment of approximately $1.6M of future cash payments related to ongoing device development activities, after deducting the estimated offering expenses of approximately $70,000.

The Company expects to use the net proceeds from the Offering primarily to complete the ongoing phase 2b clinical trial for AEROSURF® (lucinactant for inhalation) in premature infants 28 to 32 week gestational age, and an ongoing AEROSURF phase 2a clinical program in premature infants 26 to 28 week gestational age, and fund the Company’s activities through the announcement of the resulting phase 2b data. The Company expects to complete the phase 2b program and announce results mid-year 2017. Pending application of the net proceeds, the Company expects to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

Pursuant to the Registration Rights Agreement, the Company has agreed to file within 50 days of the closing date a resale registration statement with the Securities and Exchange Commission (the “Commission”) to register for subsequent resale the Conversion Shares and the Warrant Shares.

Except as may be required under Delaware corporate law, the Preferred Shares do not have voting rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event (as defined in the Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (“Designations”)), the holders of Preferred Shares then outstanding shall be entitled to be paid out of the assets available for distribution to stockholders (i) before any payment is made to the holder of Common Stock, an amount per Preferred Share equal to $1,495 (the “Liquidation Value”), and after payment of any other preferential amounts payable to holders of other outstanding classes of preferred stock, (ii) out of the remaining assets of the Company available for distribution to its stockholders, the holders of the Preferred Shares and Common Stock and any other capital stock of the Corporation entitled to share in such distribution, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock in accordance with their terms; provided that if the aggregate amount which the holders of Preferred Shares are entitled to receive exceeds an amount per share equal to three times (3x) the Liquidation Value, then the holders of Preferred Shares shall be entitled to receive, if greater, the amount such holder would have received if all Preferred Shares had been converted into Common Stock immediately prior to such distribution.

The Company may cause the Preferred Shares to be mandatorily converted if after the first anniversary of the original issue date, the market value per share of the Common Stock equals or exceeds $4.11 for at least 20 consecutive trading days. Such mandatory conversion shall be subject to the beneficial ownership limitation described above.

The description of the terms and conditions of the SPA and the Registration Rights Agreement and the rights and obligations of the Company and the Investors in connection therewith are qualified by reference in their entirety to the definitive terms and conditions of the SPA and the Registration Rights Agreement, forms of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 hereto. In addition, the description of the rights and preferences of the Preferred Shares herein is qualified in its entirety by the text of the Designations, which is filed as Exhibit 3.1 hereto, and description of the Warrants herein is qualified in its entirety by the text of the Warrant, which is filed as Exhibit 4.1 hereto.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the agreements filed as exhibits to this report and incorporated herein by reference. The SPA and the Registration Rights Agreement are being filed in order to provide investors and the Company’s stockholders with information regarding their terms and in accordance with applicable rules and regulations of the Commission. Pursuant to each of the SPA and Registration Rights Agreement, each of the Company and the Investors made customary representations, warranties and covenants and agreed to indemnify each other for certain losses arising out of breaches of such representations, warranties, covenants and other specified matters. The representations, warranties and covenants were made by the parties to and solely for the benefit of each other and any expressly intended third party beneficiaries in the context of all of the terms and conditions of the agreements and in the context of the specific relationship between the parties. Accordingly, investors and stockholders should not rely on the representations, warranties and covenants. Furthermore, investors and stockholders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or continuing intentions of the parties, since they were only made as of the date of the agreements. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the Commission.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 above relating to the Offering is incorporated into this Item 3.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information in Item 1.01 above relating to the Designations is incorporated into this Item 5.03. On February 14, 2017, the Company filed a Certificate of Designations with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series A Convertible Preferred Stock. The Designations became effective with the Secretary of State of the State of Delaware at 12:01 a.m. on February 15, 2017. A copy of the Designations is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

3.1	Certificate of Designations, filed with the Delaware Secretary of State on February 14, 2017 and effective on February 15, 2017.

4.1	Warrant dated February 13, 2017.

10.1	Securities Purchase Agreement, dated as of February 13, 2017.

10.2	Registration Rights Agreement, dated as of February 13, 2017.

99.1	Press Release dated February 15, 2017.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windtree Therapeutics, Inc.

By:	/s/ Craig Fraser
Craig Fraser
President and Chief Executive Officer

Date: February 15, 2017